STANDARD FORM OF LOFT LEASE
                     The Real Estate Board of New York, Inc.
                     @ Copyright 1982. All Rights Reserved.
                  Reproduction in whole or in part prohibited.


  Agreement of Lease, made as of this 9th day of December 1998, between BURSTON REALTY CO., LLC, having an address at 1000 Grand Boulevard, PO Box 603, Deer Park, New York 11729, 631-242- 1155 party to the first part, hereinafter referred to as OWNER and P.C. WORKSTATION RENTALS, INC., d/b/a PWR SYSTEMS, INC., having and address at 3900 Veterans Memorial Highway, Suite 140, Bohemia, New York 11716, party to the second part, hereinafter referred to as TENANT.

  Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner 4,940 square feet in the building known as 3512 Veterans Memorial Highways, Bohemia, New York, for the term of five (5) years. Preliminary term to commence on 1/1/99 and end on 1/30/99, the Main Term (or until such term shall sooner cease and expire as hereinafter provided) to commence on the 1st day of February nineteen hundred and ninety-nine, and to end on the both dates inclusive, at an annual rental rate of SEE RENT SCHEDULE ATTACHED HERETO AND MADE A PART HEREOF which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

  In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

  The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby convenant as follows:

  Occupancy:

       1.   Tenant shall pay the rent as above and as hereinafter provided.

  Use:

       2. Tenant shall use and occupy demised premises for office space/warehouse, distribution and sale of computers and other related uses, provided such use is in accordance with the Certificate of Occupancy for the building, if any, and for no other purpose.

  Alterations:

       3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises using contractors or mechanics first approved by Owner. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approval and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry and will cause Tenant's contractors and sub- contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by filing the bond required by law or otherwise. All fixtures and all paneling, partitions, railing and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or removed from the premises by Owner, at Tenant's expense.

  Repairs:

       4. Owner shall maintain repair the exterior of and the public portions of the building. Tenant shall, throughout the term of this lease, take good care of the demised premises including the bathrooms and lavatory facilities (if the demised premises encompass the entire floor of the building) and the windows and window frames and, the fixtures and appurtenances therein and at Tenant's sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, caused by or resulting from the carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees, or licensees, and whether or not arising from such Tenant conduct or omission, when required by other provisions of this lease, including Article 6. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after ten days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by the Owner at the expense of Tenant, and the expenses thereof incurred by Owner shall be collectible, as additional rent, after rendition of a bill or statement therefor. If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the demised premises and following such notice, Owner shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to the Tenant for a diminution of rental value and no liability on the part of the Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 hereof shall apply.

  Window Cleaning:

       5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

  Requirements of Law, Fire Insurance, Floor Loads:

       6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant shall, at Tenant's sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules, and regulations of the New York Board of Fire Underwriters, or the Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, or, with respect to the building, if arising out of Tenant's use or manner of use of the demised premises or the building (including the use permitted under the lease). Except as provided in Article 30 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, order, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner. Tenant shall not keep anything in the demised premises except as now or hereinafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in any manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" or rate for the building or demised premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be place and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgement, to absorb and prevent vibration, noise and annoyance.

  Subordination:

       7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgage, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Owner may reasonably request.

  Property   Loss, Damage, Reimbursement, Indemnity:

       8. Owner or its agent shall not be liable for any damage to the property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause whatsoever nature, unless caused by or due to the negligence or misconduct of Owner, its agents, servants or employees; Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection of any private, public or quasi-public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reasons whatsoever including, but not limited to, Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or license of any sub-tenant. In case any action or proceeding is brought against Owner by reason of such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

  Destruction, Fire and Other Casualty:

       9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of the Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is useable. (c) If the demised premises are totally damaged or rendered wholly useable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner, subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Owner's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and moveable equipment, furniture and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permittable by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same.
  (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

  Eminent Domain:

       10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi-public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease.

  Assignment, Mortgage, Etc..

       11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

  Electric Current:

       12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing leeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

  Access to Premises:

       13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building or which Owner may elect to perform in the premises after Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided, wherever possible, they are within walls or otherwise concealed. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants and may, during said six months period, place upon the premises the usual notices "To Let" and "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open or permit an entry into the premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

  Vault, Vault Space, Area:

       14. No Vaults, vault space or area, whether or not closed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.

  Occupancy:

       15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant shall be responsible for and shall procure and maintain such license or permit.

  Bankruptcy:

       16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case of bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

                    (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part of the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

  Default:

       17. (1) If Tenant defaults in fulfilling any of the covenants of this lease; or if the demised premises becomes vacant or deserted "or if this lease be rejected under 235 of Title 11 of the U.S. Code (bankruptcy code);" or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall make default with respect to any other lease between Owner and Tenant; or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder or failed to move into or take possession of the premises within fifteen (15) days after the commencement of term of this lease, then in any one or more of such events, upon Owner serving written five (5) days notice upon Tenant specifying the nature of said default and upon the expiration of said five (5) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said five (5) day period, and if Tenant shall not have diligently commenced during such default within such five (5) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written three (3) days notice of cancellation of this lease upon Tenant, and upon the expiration of said three (3) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

                 (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid: or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required: then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossesses Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

  Remedies of Owner and Waiver of Redemption:

       18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease,
  (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for ant month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under present or future laws.

  Fee and Expenses:

       19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorneys' fees, in instituting, prosecuting or defending any action or proceedings, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within five (5) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

  Building Alterations and Management:

       20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of any controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

  No Representations by Owner:

       21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises or the building except as herein expressly set forth and no rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demises premises and is thoroughly acquainted with their condition and agrees to take the same "as is" on the date possession is rendered and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

  End of Term:

       22. Upon the expiration of other termination of the term of this lease, Tenant shall quit and surrender to Owner the demises premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in the lease excepted, and Tenant shall remove all its property from the demises premises. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on a Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

  Quiet Enjoyment:

       23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 34 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

  Failure to Give Possession:

       24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demises premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or if Owner has not completed any work required to be performed by Owner, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, not shall the same be construed in anyway to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the as the commencement of the term of this lease. Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

  No Waiver:

       25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules and Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, not shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Owner as and for the rent of the demised premises shall be deemed payments for the account of Tenant. Acceptance by Owner of rent from anyone other that Tenant shall not be deemed to operate as an attornment to Owner by the payor of such rent or as a consent by Owner to an assignment or subletting by Tenant of the demises premises to such payor, or as modification of the provisions of this lease. No act or thing done by Owner to Owner's agents during the term hereby demises shall be deemed an acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

  Waiver of Trial by Jury:

       26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the even Owner commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, or seek to consolidate its action or proceeding with that of Owner other than a compulsory counterclaim.

  Inability to Perform:

       27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise by affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever beyond Owner's sole control including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

  Bill and Notices:

       28. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered it, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part of at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

  Water Charges:

       29. If Tenant requires, uses or consumes water for any purpose in addition to the ordinary lavatory purposes (of which fact Tenant constitutes Owner to be the sole judge) Owner may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Owner for the cost of the meter and the cost of installation, thereof and throughout the duration of Tenant's occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense in default of which Owner may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant, as additional rent. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and on default in making such payment Owner may pay such charges and collect the same from Tenant, as additional rent. Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent, levy or charge which nor or hereafter is assessed, imposed or a lien upon the demised premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system. If the building or the demised premises or any part thereof is supplied with water through a meter through which water is also supplied to other premises Tenant shall pay to Owner, as additional rent, on the first day of each month, 0% ($0) of the total meter charges as Tenant's portion. Independently of and in addition to any of the remedies reserved to Owner hereinabove or elsewhere in this lease, Owner hereinabove or elsewhere in this lease, Owner may sue for and collect any monies to be paid by Tenant or paid by Owner for any of the reasons or purposes hereinabove set forth.

  Sprinklers:

       30. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system or that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's business, or the location of partitions, trade fixtures or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or any other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any Exchange or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Owner as additional rent the sum of $0, on the first day of each month during the term of this lease, as Tenant's portion of the contract price for sprinkler supervisory service.

  Elevators, Heat, Cleaning:

       31. As long as Tenant is not in default under any of the covenants of this lease Owner shall: (a) provide necessary passenger elevator facilities on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.;
  (b) if freight elevator service is provided, same shall be provided only on regular business days Monday through Friday inclusive, and on those days only between the hours of 9 a.m. and 12 noon and between 1 p.m. and 5 p.m.; (c) furnish heat, water and other services supplied by Owner to the demised premises, when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (d) clean the public halls and public portions of the building which are used in common by all tenants. Tenant shall, at Tenant's expense, keep the demised premises, including the windows, clean and in order, to the satisfaction of Owner, and for that purpose shall employ the person or persons, of corporation approved by Owner. Tenant shall pay to the Owner the cost of removal of any of Tenant's refuse and rubbish from the building. Bills for the same shall be rendered by Owner to Tenant at such time as Owner may elect and shall be due and payable hereunder, and the amount of such bills shall be deemed to be, and be paid as, additional rent. Tenant shall, however, have the option of independently contracting for the removal of such rubbish and refuse in the event that Tenant does not wish to have same done be employees of Owner. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, are necessary for the proper operation of the building. Owner reserves the right to stop service of the heating, elevator, plumbing and electric systems, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacements or improvements, in the judgment of Owner desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. If the building of which the demises premises are a part supplies manually operated elevator service, Owner may proceed with alterations necessary to substitute automatic control elevator service upon ten (10) day written notice to Tenant without in any way affecting the obligations of Tenant hereunder, provided that the same shall be done with the minimum amount of inconvenience to Tenant, and Owner pursues with due diligence the completion of the alterations.

  Security:

       32. Tenant has deposited with Owner the sum of $10,000.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the reletting of the premises, whether such damages or deficiency accrued before or after the summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demises premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successor or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

  Captions:

       33. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

  Definitions:

       34. The term "Owner" as used in this lease means only the owner of the fee or of the leasehold of the building, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demises premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical meaning. The term "rent" includes the annual rental rate whether so-expressed or expressed in monthly installments, and "additional rent". "Additional rent" means all sums which shall be due to new Owner from Tenant under this lease, in addition to the annual rental rate. The term "business days" as used in this lease, shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 31 hereof), Sundays and all days observed by the State of Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

  Adjacent Excavation - Shoring:

       35. If in an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

  Rules and Regulations:

       36. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rule and Regulations annexed hereto and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within ten (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

  Glass:

       37. Owner shall replace, at the expense of the Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Owner may insure, and keep insured, at Tenant's expense, all plate and other glass in the demised premises for and in the name of Owner. Bills for the premiums therefor shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid, as additional rent.

  Estoppel Certificate:

       38. Tenant, at any time, and from time to time, upon at least ten (10) days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

  Directory Board Listing:

       39. If, at the request of and as accommodation to Tenant, Owner shall place upon the directory board in the lobby of the building, one or more names of persons other than Tenant, such directory board listing shall not be construed as the consent by Owner to an assignment or subletting by Tenant to such person or persons.

  Successors and Assigns:

       40. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, successors, and except as otherwise provided in this lease, their assigns.

                 SEE RIDER ANNEXED HERETO AND MADE A PART HEREOF








       IN WITNESS WHEREOF, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

                                        BURTSON REALTY CO,., LLC
  Witness for Owner:
                                        By:    /s/ Glenn Feldman
                                           ---------------------------------
  -----------------------------------      Glenn Feldman, Managing Member


                                        P.C. WORKSTATION RENTALS, INC.
                                        d/b/a PWR SYSTEMS

  Witness for Tenant:
                                        By:    David N. Salav
                                            ---------------------------------
                                            David N. Salav, President
  -------------------------------------

  RIDER ANNEXED TO AND MADE PART OF THE LEASE, ("Lease") dated the ___ day of December, 1998, between BURTSON REALTY CO., LLC, as Landlord/Owner and P.C. PWR SYSTEMS, as Tenant.
  ------------------------------------------------------------------------------
  1.   Application of this Rider.
       -------------------------

       A. Rider Provisions Paramount. If and to the extent that any of the provisions of this Rider conflict or are otherwise inconsistent with any of the preceding printed provisions of this Lease, or of the Rules and Regulations appended to this Lease, whether or not such inconsistency is expressly noted in this Rider, the provisions of this Rider shall prevail, and in the case of inconsistency with said Rules and Regulations shall be deemed a waiver of such Rules and Regulations with respect to Tenant to the extent of such inconsistency.

       B. Additional Definitions. For the purpose of this Lease, and all agreements supplemental to this Lease, and all communications with respect thereto, unless the context otherwise requires:

                 (1) "Additional Rent" shall mean all sums of money, other than basic rent, as shall become due and payable from Tenant to Landlord hereunder, and Landlord shall have the same remedies therefor as for a default in payment of basic rent.

                 (2) "Affiliate" shall mean an entity which is under common ownership of either Landlord or Tenant (as the case may be) or in which a shareholder of Landlord or Tenant (as the case may be) owns a majority interest or any individual shareholder of any of the foregoing.

                 (3) "Business Day" shall mean any day other than a Saturday, Sunday or other day designated as the official date of observance of an American National Holiday.

                 (4) "Lease Year" shall be defined as twelve (12) consecutive calendar months commencing with the month during which the term of this Lease commences.

                 (5) "Operating Expenses" shall mean all costs of maintenance, repairs, utilities, taxes, insurance and any and all other expenses in connection with the operation or maintenance of the land and Building by Tenant as required by this Lease including without limitation.

                 All reasonable costs of operation and maintenance of the land and Building of which the demised premises form a part, including without limitation, power, water, waste disposal and other utilities, maintenance and repairs.

                 (6) "Demised Premises" shall mean the parcel of land shown on the site plan annexed hereto as Schedule "A", the Building (hereinafter defined), and all other improvements to the land now present or hereinafter made.

                 (7) "Real Estate Taxes" shall mean the sum of the real estate taxes and assessments and special assessments imposed upon the Building and the land, and any rights or interests appurtenant to either. Real Estate taxes shall also include any taxes attributable to improvements of whatever kind and to whomever belonging, situated or installed in or upon the Demises Premises, whether or not affixed to the realty. If at any time during the term of this lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so that in lieu of or as a substitute for or in addition to the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed (i) a tax, assessment, levy or otherwise on the rents received therefrom, or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Demised Premises and imposed upon Landlord, or (iii) a license fee or charge measured by the rents payable by Tenant to Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Real Estate Taxes" for the purposes herein.

                 (8) "Structural Elements" shall mean exterior plumbing, base building electrical, structural roof, walls, foundations, floors, and all other elements comprising the building's structure, and sidewalks, curbing, driveways, catchment basins, storm drains, utilities drops and lines, and all other elements comprising the structure of the lot on which the building is located.

                 (9) "Tenant" shall mean Tenant herein named, or any assignee or other permitted successor in interest (immediate or remote) of Tenant herein named, when Tenant herein named or such assignee or other successor in interest, as the case may be, is in possession of the Demised Premises as owner of the Tenant's estate and interest granted by this Lease and also, if Tenant is not an individual or corporation, all of the individuals, firms and/or corporations or other entities comprising Tenant.

                 (10) "Tenant's Proportionate Share" shall mean 12.07%.

                 (11) The words "herein", "hereof", "hereby", "hereunder" and words of similar import, shall be construed to refer to this Lease as a whole and not to any particular Article or subdivision thereof unless expressly so stated.

                 (12) The words "include", "including", and "such as" shall each be construed as if followed by the phrase "without being limited to".

                 (13) The "Preliminary Term" shall commence on January 1, 1999 and end on January 31, 1999. The "Main Term" shall be deemed to commence on the Delivery Date (as hereinafter defined)(the "Commencement Date"), which date is estimated to be February 1, 1999 and shall end on the fifth anniversary of the Delivery Date. In the event the Commencement Date is a date other than February 1, 1999, the Rent Schedule shall be adjusted accordingly.

                 (14) Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

  2.   Building.
       --------

       Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed and observed by Tenant, does hereby lease unto Tenant, and Tenant does hereby lease and take from Landlord, a portion of a one-story building (the "Building") to be constructed by Landlord in accordance with the provisions of this agreement and in accordance with the plans initialed by the parties hereto and to be located on that certain parcel of land described on Schedule "A" attached hereto (the land and Building constructed in accordance with the plans are collectively referred to herein as the "Project"). The Demised Premises, shall contain approximately 4,940 square feet of floor area, as delineated on the site plan attached hereto as Exhibit "A" and made a part hereof.

       Any extras shall be paid prior to installation. If not paid upon five (5) business days written notice, then any delay caused thereby shall accelerate the commencement of the payment of rent by the amount of days caused by such delay.

       Tenant may make any changes to the plans (including the items set forth above), however, any increase in cost shall be at Tenant's cost and any delays caused thereby shall not delay the payment of rent hereunder. Any decreases in price/cost which result from modifications made by Tenant shall reduce the applicable costs accordingly.

  3.   Floor Area of Building.
       ----------------------

       For purposes of this Lease, the square footage of the Building shall be the actual square footage, as determined pursuant to this paragraph, but in no event shall the floor area be greater than one hundred three (103%) percent of the floor area set forth in paragraph 2 above. After the Delivery Date (defined below), Tenant, at its option, may have the Building measured by an independent Architect at Tenant's expenses and within thirty (30) days of occupancy certify to Landlord the correct dimensions of the Building. All measurements shall be based upon Building, owners and managers association ("BOMA") standards for measurement. All depth measurements shall be from the outside of the front and rear walls. If Tenant's measurements reveal a floor area which is significantly (+ or - 5%) different from the floor area provided for in paragraph 2 above, Landlord shall have the option of:

       (a)  Accepting Tenant's measurements.

       (b) At Landlord's expense, having the space measured by an independent architect chosen by Landlord and Tenant, in which event Landlord and Tenant agree to abide by such measurement.

       Upon the determination of the actual floor area of the Building, the basic rent and all other charges payable by Tenant hereunder shall be adjusted to reflect the floor area of the Building with a proportionate reduction in rental based on a per square foot clause utilizing 4,940 square feet and the Basic Rent as set forth herein.

  4.   Basic Rent.
       ----------

       A. Basic Rent. "Basic Rent" during the Main Term of the Lease commencing on February 1, 1999, shall be payable at the annual base rates as set forth below, in equal monthly installments in advance on the first day of each month during said term, without any demand therefor and without any abatement, set-off or deduction of any kind whatsoever, as set forth on the Rent Schedule attached hereto and made a part hereof. Tenant shall remit its first months' rent (i.e., February 1, 1999 rent) upon execution of this Lease.

       B. Security. Upon execution of this Lease Tenant has also deposited with Owner the sum of Ten Thousand and 00/100 ($10,000.00) Dollars to secure the performance by Tenant of all of the terms, conditions, covenants and agreements of this Lease, as more particularly set forth herein, receipt of which is hereby acknowledged. Tenant's security deposit shall be placed in a federally-insured, interest-bearing account of a commercial bank duly authorized to do business in New York, to be selected by Landlord. Interest shall be added to the security, less an administrative charge of one (1%) percent of the security.

  5.   Administrative Charges.

       In the event Tenant fails to make payment of any charge hereunder for Basic Rent on or before the tenth day after such payment is due, as provided herein, Tenant shall pay as Additional Rent, in addition to any other charge or amount due hereunder, a sum equal to six (6) cents for each dollar unpaid as a liquidated damage amount, it being impossible to assess all of Landlord's additional costs (including inter alia the cost of funds and bookkeeping) in connection therewith. Said sum shall be immediately due and payable upon the expiration of such ten (10) day period. Acceptance of such late payment and administrative charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

  6.   Landlord's Warranty.

       Notwithstanding the provisions of subparagraph (A) above, Landlord shall warranty for one (1) year the heating ventilation and air-conditioning system, plumbing or any other defects due to faulty workmanship, as well as the Structural Elements except as the result of Tenant's negligence or that of its agents and/or invitees.

  7.   Taxes.

       A. If the Real Estate Taxes at any time during the term of this Lease shall be greater than the Base Tax, whether by reason of an increase in the tax rate or in the assessed valuation, Tenant shall pay as Additional Rent for such tax year a sum equal to Tenant's Proportionate Share of the amount by which the Real Estate Taxes for such tax year are greater than the Base Tax (which amount is hereinafter called the "Tax Payment"). For purposes of this Lease, the Base Tax shall be the 1999/2000 Tax Year ("Base Tax"). Should this Lease terminate prior to the expiration of a tax year, such Tax Payment shall be prorated to, and shall be payable on, or as and when ascertained after the Expiration Date. Landlord's obligation to pay such Additional Rent and Landlord's obligation to refund pursuant to Part B below, as the case may be, shall survive the termination of this Lease. Payment of Additional Rent for any Tax Payment due from Tenant shall be made as and subject to the conditions hereinafter provided in this Article.

       B. Either Landlord or Tenant may commence a proceeding to reduce the assessment of the Land and Building. Any net refund (and payment of all reasonable expenses) during the term of this Lease shall be property of Tenant.

       C. At any time during a tax year after the Taxes for such tax year become known Landlord may, or else with reasonable promptness after the end of each tax year Landlord shall, render to Tenant a comparative statement showing the amount of the Base Tax, the amount of the Real Estate Taxes for such tax year and the Tax Payment, if any, due from Tenant for such tax year, indicating thereon in reasonable detail the computation of such Tax Payment. The Tax Payment shown on such comparative statement may, at Landlord's option, be payable in full or in such installments (not more frequently than monthly) as Landlord may determine. Tenant shall pay the amount of Tax Payment shown on such comparative statement (or the balance or a proportionate installment thereon, if only an installment is involved) concurrently with the installment of Fixed Rent then due or next due, or if such statement shall be rendered at or after the termination of this Lease within 30 days after such rendition. Whenever so requested, but not more often than once a year, Landlord will furnish Tenant with a reproduced copy of the bill (or receipted bill) for the Real Estate Taxes for the current or next preceding tax year.

       D. In no event shall the Fixed Rent payable under this Lease (exclusively of the Additional Rents payable under this paragraph) be reduced.

       E. If the term of this Lease expires on a day other than the last day of a tax year, rental increases pursuant to subparagraph (A) above shall be pro-rated as of said expiration date. The provisions of this paragraph shall survive the expiration or termination of this Lease.

       F. In the event of a taking, pursuant to the power of eminent domain, of a portion of the Building under such circumstances as shall not result in a termination of this Lease, then from and after the date of such taking (i) the Base Tax Amount shall be deemed reduced in proportion to the reduction in the number of square feet of rental space in the Building resulting from such taking.

       G. It is agreed between the partied hereto that in addition to the items of Additional Rent specified herein, the Tenant will pay all increases in Real Estate Taxes which may be attributable to additions or improvements to the Demised Premises made by the Tenant, or on the Tenant's behalf. Payments of these items of Real Estate Taxes shall be made by the Landlord and reimbursed by the Tenant to the Landlord no later than fifteen (15) days prior to the date the same are due and payable to the appropriate taxing authorities.

       H. Special Assessment for Improvements. Tenant shall pay to Landlord as Additional Rent, within thirty (30) days after the same shall be paid by Landlord, an amount equal to 12.07% of any assessment or installment thereof for public betterments or improvements which may be levied from the date of execution of this Lease upon Land and/or Building. Landlord shall take the benefit of the provisions of any statute or ordinance permitting any such assessment to be paid over a period of time and Tenant shall be obligated to pay only the said percentage of the installments of any such assessments, together with interest thereon which shall become due and paid during the term of the Lease and any extensions thereof.

  8.   Insurance.
       ---------

       Tenant agrees, at Tenant's sole cost and expense, to carry and maintain, through the term of this Lease, the following insurance:

            (i) Comprehensive general liability insurance in the amount of One Million ($1,000,000.00) Dollars against all claims, demands or actions for injury to or death of persons or property arising from, relating to, or in any way connected with the conduct and operation of Tenant's business in the Demised Premises or caused by actions or omissions of Tenant, its agents, servants, employees, licensee, guests, invitees and contractors, which shall name as insureds in addition to Tenant, Landlord, Landlord's managing agent(s) and other agents, if any designated by Landlord, as additional insureds.

            (ii) An excess liability policy, sometimes referred to as an umbrella policy, covering the Demised Premises in the amount of Two Million ($2,000,000.00) Dollars which shall include liability coverage in excess of the coverage required pursuant to this Article. The umbrella policy shall name Landlord and Landlord's managing agent(s), and other agents, if any designated by Landlord, as additional insureds.

       The insurance policies to be carried by Tenant hereunder shall contain provisions or endorsements sufficient to effect the following:

       (a) The interest of designated insureds shall not be invalidated by any breach or violation by other named insured, of any of the warranties, declarations or conditions of the policies;

       (b) With respect to the liability policies maintained by the Tenant, the "hold harmless" obligations of Tenant pursuant to this Lease shall be insured as contractual obligation;

       (c) Insurer will not cancel or modify such policy except after thirty
  (30) days' prior written notice to Landlord;

       (d) With respect to the property and fire insurance maintained by Landlord, such policies shall provide that the release or waiver of subrogation hereinafter set forth shall not invalidate the insurance;

       (e) Prior to the time such insurance is first required to be carried by Tenant, and thereafter, at least fifteen (15) days prior to expiration of any such policy, Tenant agrees to deliver to Landlord, certificates from the insurance company indication that said policy is in full force and effect.

  9.   Right to Perform Covenants.

       In the event of any breach of this Lease or of any covenant hereof by each party, the other party may, but shall not be obligated to, on five (5) business days' prior notice for all non-emergency events and immediately without notice for all emergency events, cure such breach for the account of and at the expense of the breaching party. If, by reason of such breach, either party is compelled or elects to pay any sum of money, or do any act which would require the payment of any sum of money, or incurs any expense, including reasonable attorney's fees, in instituting, prosecuting or defending any action or proceeding to enforce rights hereunder or otherwise, the sums so paid or expenses so incurred, together with the maximum interest allowable by law shall be paid within five (5) days of rendering a bill.

  10.  Additional Rent.
       ---------------

       In addition to basic rent, Tenant shall pay to Landlord without abatement, deduction, or set-off, all Additional Rent, at the place where basic rent is payable. Landlord shall have the same remedies for a default in the payment of Additional Rent as it has for a default in the payment of basic rent.

  11.  Broker.
       ------

       Each of Tenant and Landlord warrant and represent to the other that BHS Services and Atlantic Properties ("Brokers") were instrumental in consummating this Lease and that no conversations or negotiations were had by such party with any other broker concerning this Lease or the Demised Premises. Landlord and Tenant shall hold each other harmless from any claims or expenses related to a breach of the foregoing representation, including attorney's fees. Each of the parties acknowledge that the other is relying upon this representation and warranty and would not have entered into this Lease without such representation. Tenant and Landlord each agree to indemnify and hold the other harmless against any commissions, costs, claims, judgements or other expenses, including attorney's fees, for a brokerage commission arising out of any conversations or negotiations had by the indemnifying party with any broker. Any payments due to Landlord hereunder shall be due as Additional Rent. The warranties and representations contained in this paragraph shall survive the termination of this Lease. Landlord shall pay Broker pursuant to a separate agreement.

  12.  Landlord's Construction.
       -----------------------

       A. Landlord shall, at Landlord's sole cost and expense, construct and complete the Demised Premises in accordance with the drawing specifications and layout attached hereto and made a part hereof (the "Plans").

       B.   Landlord shall construct on the property:

            (1) All automobile parking areas, pedestrian and vehicular accessways, sidewalks, ingress and egress areas, lighting fixtures, landscaping, pylon signs, and other improvements included in the project, which are either shown or provided for on Exhibit "A" attached hereto and made a part hereof; and

            (2) All sewer facilities and other utility facilities servicing the Demised Premises on a continuous basis (including, but not limited to, water, electric, and gas service lines)

       C.   Completion of Work; Delivery Date

            (1) Landlord shall diligently prosecute Landlord's Construction to completion without substantial interruption or delay, in a first-class and in a good and workmanlike manner, using good materials, in accordance with the Plans (with respect to the Demised Premises), and in compliance with all applicable laws and regulations of the federal, state and municipal governments, or any department or division thereof, including building codes. Landlord, at Landlord's expense, shall procure all building and other permits and approvals necessary for performing Landlord's Construction.

            (2) The "Delivery Date" shall be the day upon which Landlord's Construction, including the "extras" with respect to the Demised Premises has been substantially completed to the extent that (a) the floor, walls and roof have been completed as required under the Plans, (b) the electrical, gas and plumbing connections are operational, (c) all doors and locks (to the extent required under the Plans) have been installed so that the Demised Premises can be secured against theft and vandalism, (d) the Demised Premises are sufficiently free of debris, (e) the HVAC is operational, (f) driveway and other access to the building is complete.

       D.   Within thirty (30) days after the Delivery Date:

            (1) Landlord shall substantially complete Landlord's Construction and deliver into possession of the Demised Premises to Tenant, broom clean, together with all other requisite permits, approvals and certificates (including a Certificate of Occupancy) covering the work included in Landlord's Construction.

            (2) Tenant shall have obtained all required governmental approvals and permits from the local jurisdiction for the design and installation of Tenant's standard building sign (as set forth in the Plans and Exhibit "A" attached hereto), and for Tenant's sign panel for all pylon signs on which Tenant has a right to place its panel as set forth herein. Landlord shall cooperate with Tenant in obtaining such approvals and permits.

            (3) Landlord shall have installed Tenant's sign panel (for which Tenant has obtained the required governmental approvals, and permits) on all pylon signs for which Landlord has obtained the required governmental approvals and on which Tenant has a right to place such panels as set forth herein.

  13.  Signs.
       -----

       Tenant shall not, without Landlord's prior written consent, place or install any sign on the roof nor any exterior wall of the Building (including without limitation, both the interior and exterior surfaces of windows and doors) not on any part of the land except that Tenant may install and maintain, at its own cost and expense, including payments for permits and the sign, a single flat-faced sign on the front of the Building, subject to the approval of Landlord as to dimensions, content, material, location and design. Tenant agrees that the sign shall not be installed on the Demised Premises until all governmental approvals and permits are first obtained, including payment for the same, and copies thereof delivered to Landlord together with evidence of payment for any fees pertaining to Tenant's sign. Tenant shall procure appropriate Worker's Compensation and liability insurance policies covering the installation and maintenance of any signs, and all such policies covering the installation and maintenance of any signs, and all such policies shall be delivered to the Landlord prior to the commencement of any work and shall provide that such policies are not cancellable, except upon ten (10) days' written notice to Landlord. In the event Landlord or its representatives shall deem it necessary to remove such sign or signs in order to make any repairs, alterations or improvements in and upon the Demised Premises, Landlord shall have the right to do so, without any liability to Tenant provided the same be removed and replaced at Landlord's expense, whenever the said repairs, alterations, or improvements or change shall have been completed. At the expiration or sooner termination of this Lease, unless notified to the contrary by Landlord, Tenant shall, at its sole cost and expense, remove its sign from the Building and repair any damage to the Demised Premises caused by the placement of said sign.

  14.  Repairs and Maintenance.
       -----------------------

       Tenant will, at its sole cost and expense, maintain the Demised Premises and make all repairs, restorations, and replacements to the Demised Premises (inside and out), including, without limitation, the heating, ventilating, air conditioning, mechanical, electrical, elevator, and plumbing systems, but excluding roof, walls and foundations and other Structural Elements and the fixtures and appurtenances to the Demised Premises. All such repairs, restorations, and replacements will be in quality and class substantially equal to the original work or installations. Tenant shall keep and maintain the Demised Premises (including, without limitation, the parking lot and landscaped areas) in a neat and attractive appearance. If Tenant fails to make such repairs, restorations, or replacements, Landlord may make them at the expense of Tenant in accordance with the provisions of set forth below. However, in no event shall Tenant be obligated to repair damage resulting from any act, omission or negligence of Landlord or its agents, employees, licensees or contractors who are employed by Landlord to perform work at the Demised Premises nor shall Landlord be responsible for repairs to the Structural Elements if caused by negligence of Tenant or its agents, employees, etc.

       If Tenant fails to make the aforesaid repairs or maintain the Demised Premises as herein required, Landlord may make such repairs and perform such maintenance and the cost thereof plus interest at the maximum rate allowable by law shall be Additional Rent hereunder payable with the next month's basic rent installment after submission.

       In addition to all of the foregoing repair obligations, upon Landlord's written request Tenant shall purchase, at its expense, a full service maintenance contract acceptable in form and content to Landlord for the life of this Lease and preventative maintenance to be done on at least a quarterly basis for the heating and air conditioning system. Tenant shall deliver a copy of said maintenance contract to Landlord within thirty (30) days of occupancy of the Demised Premises.

  15.  Utilities.
       ---------

       The Tenant, at it sole cost and expense, shall contract for and provide its own services and utilities in connection with the use, occupancy and operation of the Demised Premises for electricity, gas, telephone, water, sewer, fuel, heat and all other utilities and services, including garbage pick-up, required for the Demised Premises and shall pay the utility companies directly for any and all costs in connection therewith and shall indemnify Landlord on account thereof.

       Landlord shall not be liable for any failure of supply of any such utility service. Tenant shall pay all charges for said utilities and shall indemnify Landlord against any liability or damages on such accounts. This indemnification shall survive the termination of this Lease.

  16.  Use and Parking.
       ---------------

       A Tenant may not conduct any dangerous, hazardous, noxious or offensive use at the Demised Premises. Tenant shall first obtain all governmental permits and licenses as may be required for Tenant's specific use, and Tenant,
  at   Tenant's own cost and expense, at all times shall promptly comply with all present and future laws, ordinances, orders, regulations and insurance company requirements affecting the Demised Premises and their cleanliness, safety, occupation and use. Tenant's responsibility to comply shall include changes to the Demised Premises. Tenant will not perform any act or carry on any practice(s) that may injure the Building or constitute a legal nuisance to tenants of adjoining premises. Tenant shall not permit open storage at the exterior of the Demises Premises detrimental to the appearance of the garden-type industrial development, and shall require parking of cars for employees, customers and visitors, in connection with Tenant's business, to be done in the designated areas on the Demised Premises and not on any street.

       B. Landlord shall have no liability or responsibility whatsoever with regard to parking, including, without limitation, damage to, destruction of, theft from, or theft of, any car parked in the parking areas, all to be parked at the exclusive risk, cost and expense of Tenant, its agents, employees, servants, visitors or invitees.

       C. Subject to and in accordance with all rules, regulations, laws, ordinances, statutes and requirements of all governmental authorities and the Fire Insurance Rating Organization and the Board of Insurance Underwriters, and any similar bodies having jurisdiction thereof, Tenant covenants and agrees that it shall use the Demised Premises solely for the purposes as set forth on the first page hereof and for no other purposes.

  17.  Assignment or Subletting.
       ------------------------

       A. Subject to this paragraph, this Lease may not be assigned nor mortgaged without the prior written consent of Landlord which consent will not be unreasonably withheld, except that Tenant may, without Landlord's consent, but provided prior written notice is given assign this Lease to an entity which is successor to business conducted by Tenant at the Demised Premises. Any transfer by operation of law or otherwise, of Tenant's interest in this Lease (in whole or in part) shall be deemed an assignment of this Lease within the meaning of this paragraph.

  18.  Notice to Superior Mortgagees/Subordination.
       ------------------------------------------

       Tenant shall execute, acknowledge and deliver to Landlord, at any time and from time to time upon demand from Landlord, such documents as may be reasonably requested by Landlord or any mortgagee, or any holder of a deed of trust or other instrument described in this paragraph, to confirm or effect any such subordination.

  19.  Estoppel Certificate, Memorandum.
       --------------------------------

       Tenant shall, at any time and from time to time, at the request of Landlord, upon not less than three (3) business days notice, if given in person, or five (5) business days, if given by mail, execute and deliver to the other a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the basic rent and Additional Rent have been paid, and stating whether or not to the knowledge of the signer, Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing and any other information reasonably requested by Landlord.

  20.  Pornographic Uses Prohibited.
       ----------------------------

       Tenant agrees that the value of the Demised Premises and the reputation of the Landlord will be seriously injured if the Demised Premises are used for any obscene or pornographic purposes or any sort of commercial sex establishment. Tenant agrees that Tenant will not bring or permit any obscene or pornographic material on the Demised Premises, and shall not permit or conduct any obscene, nude, or semi-nude live performances on the Demised Premises, nor permit use of the Demised Premises for performances on the Demises Premises, nor permit the Demised Premises for nude modeling, rap sessions, or as a so-called rubber goods shop, or a sex club of any sort, or as a "massage parlor". Tenant further agrees that Tenant will not permit any of these uses by sublessees or assignees of the Demised Premises. This Paragraph shall directly bind any successors in interest to Tenant. Tenant agrees that if at any time Tenant violates any of the provisions of this Paragraph, such violation shall be deemed a breach of a substantial obligation of the terms of this Lease and objectionable conduct. Pornographic material is defined for purposes of this Paragraph as any written or pictorial matter with prurient appeal or any objects of instrument that are primarily concerned with lewd or prurient sexual activity. Obscene material is defined here as it is in Penal Law 235.00.

  21.  Financial Statements.
       --------------------

       Tenant shall, upon reasonable request by Landlord, furnish to Landlord and to prospective mortgagee(s) of the property such recent financial statements as Landlord or such prospective mortgagee(s) may reasonably request. Landlord shall maintain the confidentiality of the financial statements if the Tenant is not a publicly traded corporation, or if the information provided in such statements is not generally commercially available. Landlord shall not be liable to Tenant for the acts of its mortgagee(s), mortgage broker(s) or prospective mortgagee(s), nor shall any breach of this confidentiality requirement by Landlord's mortgagee be deemed a breach by Landlord of this Lease, which shall remain in full force and effect.

  22.  Indemnification and Liability of Landlord.
       -----------------------------------------

       A. Tenant shall indemnify and save Landlord and its agents harmless against and from (1) any and all claims arising from (a) the conduct of business in or management (other than by Landlord) of the Demised Premises, or
  (b) any work or thing whatsoever done, or any condition created (other than by Landlord, its agents, employees, invitees and contractors employed by Landlord to perform Landlord's work at the Demised Premises) in or about the Demised Premises during the term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given reasonable access to the Demised Premises pursuant to this Lease, or (2) all reasonable costs, expenses and liabilities actually incurred in or in connection with each such claim or action or proceeding is brought thereon. In case any such action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding. Tenant shall keep Landlord apprised at all times of the status of such defense.

       B. Tenant shall look only to Landlord's estate and interest in the Land and Building or the proceeds therefrom and insurance (or the proceeds thereof) for the satisfaction of Tenant's remedies for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by

  Landlord under this Lease, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Demised Premises.

  23.  Condemnation.
       ------------

       A. If ten (10%) percent or more of the Demised Premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or by private purchase in lieu thereof, then Landlord and Tenant shall each have the right to terminate this Lease on thirty (30) days written notice to the other given within sixty (60) days after the date of such taking.

       B. If any part of the Demised Premises shall be so taken and this Lease shall not terminate or be terminated under the provisions of Paragraph "A" above, then the basic rent shall be equitably apportioned according to the floor space so taken and Landlord shall make all necessary repairs or alterations to the Demised Premises so as to constitute that portion of the Building and other improvements on the Demised Premises not taken as a complete architectural unit and/or as nearly similar in character as practicable to what they were before taking.

       C. All compensation awarded or paid upon such a total or partial taking of the Demised Premises shall belong to and be the property of Landlord without any participation by Tenant; Tenant hereby waives its right to prosecute any claim, directly against the condemning authority in such condemnation proceedings for loss of business, and/or depreciating to, damage to, and/or the value of stock and/or trade fixtures, furniture and other personal property belonging to the Tenant. In no event shall Tenant make any claim for the value of the unexpired term of the Lease. Tenant may pursue its own claim for costs of relocation including the costs of building out a new facility.

  24.  Pollution Indemnification.
       -------------------------

       Unless in full compliance with all applicable law(s), permit(s), order(s), ordinance(s), rule(s), regulation(s) or other valid governmental approval(s), of any federal, state, or local government, or any subdivision of the foregoing, whether now in effect, or hereafter enacted, Tenant agrees that no part of the Demised Premises will be used for, and Tenant shall not suffer or allow, the treatment, generation, manufacture, use, refining, production, storage, disposal, burial, dispersal, release, or placement of hazardous or toxic substances (as hereinafter defined), petroleum products, pollutants or contaminants, and that Tenant shall not release, suffer or permit the release of any hazardous or toxic substance, petroleum products, pollutants or contaminants onto the Demised Premises or into the subsurface thereof or onto any property whatsoever, including without limitation, surface water and ground waters. Furthermore, Tenant shall not cause or permit to occur any violation of any federal, state or local law, ordinance, regulation or order now or hereafter enacted, related to environmental conditions on, under or about the Demised Premises, or arising from Tenant's use or occupancy of the Demised Premises, including, but not limited to, soil and ground water conditions. Tenant shall, at Tenant's own expense, comply with all laws regulating the use, generation, storage, transportation or disposal of toxic or hazardous substances. Furthermore, Tenant shall, at Tenant's own expense, make all required submissions to government agencies, provide all information required by, and comply with, all present and future laws. Tenant shall provide all available information regarding the use, generation, storage or disposal of toxic or hazardous substances that is requested by Landlord.

       For the purposes of this Lease, the terms hazardous or toxic substances shall be defined as asbestos or formaldehyde in any form or concentration, as well as any flammables, flammable explosives, radioactive materials, PCB's, chemicals known to cause cancer or reproductive toxicity, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials presently or hereafter defined in, and present in form and concentration deemed hazardous by, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conversation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or in any other Federal, State or local environmental law, ordinance, rule or regulation.

       Failure of Tenant to abide by each and every of the foregoing obligations shall be a default under the Lease which if not cured within a reasonable time of Landlord's notice, shall entitle Landlord to pursue all remedies available in law, at equity and/or under the Lease.

       In addition, the Tenant shall indemnify and save Landlord and its successors and assigns and their respective officers, directors, shareholders, partners, agents and employees and the Demised Premises and the Building of which the Demised Premises are part, harmless against any and all claims, obligations, liabilities, violations, penalties, fines, suits, governmental orders, causes of actions, judgments, damages, whether civil or criminal or both, of any and all kind of nature to which result from or are in any way connected with a breach or default by Tenant of the foregoing agreement and/or which the Landlord may be subject in connection with any toxic or hazardous substances resulting from or in connection with the discharge, despoiler, release or escape of smoke, vapors, soot fumes, acids, alkalis, toxic chemicals, liquids or gases, volatile organics, waste materials or other irritants, contaminants or pollutants or otherwise at the Demised Premises, caused by or resulting from the use and operation of the Demised Premises by the Tenant, its successors and assigns and/or by reason of Tenant's invitees, licensees, employees, officers, agents, servants, etc. in any case whether or not Tenant has complied with its obligations pursuant to this agreement. This indemnification and save harmless agreement shall also cover any and all liens for hazardous waster clean up expenses in favor of the United States, New York State, or any political subdivisions thereof including the County of Suffolk, Town of Islip, and any governmental department of any of the foregoing. Nothing herein contained, however, shall include an indemnification by Tenant to Landlord for any condition which exists as of the Commencement Date.

       All payments due by Tenant hereunder shall be due as Additional Rent within ten (10) days of a statement therefor from Landlord.

       This indemnification shall include, but not be limited to reasonable legal fees and other charges to which Landlord may be put, including cleanup costs, in defending against any proceeding in connection with the foregoing.

       The indemnification and save harmless agreement shall survive the expiration of early termination of this Lease, subject to the following:

       At the termination of this Lease, Tenant shall, upon request of Landlord, but only upon reasonable cause, at its expense, obtain a Phase I environmental assessment of the Demised Premises, from a mutually agreeable consultant, a copy of which shall be delivered to Landlord. In the event that Phase I assessment indicates that contamination of the Demised Premises has occurred or that a Phase II environmental assessment is advisable, Tenant shall, at its expense, obtain the Phase II assessment and deliver a copy to the Landlord. Any contamination of the Demised Premises which has been caused by the occupancy of the Demised Premises by Tenant shall be remediated at Tenant's expense, upon the completion of which Tenant shall be released and forever discharged from any obligation whatsoever for the environmental condition of the premises. Any contamination of the Demised Premises which existed on the Commencement Date or which migrated from adjacent property shall not be the responsibility of Tenant, and the cost for remediation and the Phase II assessment shall be equitably shared by Tenant and Landlord in the proportion to which the contamination caused by Tenant's occupancy bears to the total contamination. In the event the Phase I assessment does not indicate any contamination has occurred as a result of the occupancy of the Demised Premises by Tenant, then Tenant shall be deemed released and forever discharged from any obligation whatsoever for the environmental condition of the Demised Premises.

  25.  Insurance   Waiver of Subrogation.
       ---------------------------------

       Landlord and Tenant waive all rights to recover against each other or against any other tenant or occupant of the Building, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees, or business visitors of each other or of any other tenant or occupant of the Building, for any loss or damage arising from any cause covered by any insurance required to be carried by each of them pursuant to this agreement or any other insurance actually carried by each of them. Landlord and Tenant will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the Building or the Demised Premises or the contents of either of them.

  26.  Garbage Removal.
       ---------------

       During the term of the Lease, Landlord shall be responsible, including payment for the same, for removal of rubbish on a regular basis at once per week. Said responsibility shall be limited to a 2-yard container, any other size or additional removal of other than once a week will be Tenant's responsibility. Tenant shall contract with A&W Sanitation, or such other disposal company as Landlord may in writing specify, and pay for the removal of rubbish from the Demised Premises resulting from Tenant's business operation at the Demised Premises.

  27.  Jurisdiction and Law.
       --------------------

       In any controversy involving Landlord and Tenant under this Lease, it is hereby agreed that the courts of the State of New York, in and for the County of Suffolk, be deemed the jurisdiction for purposes of any controversy involving the Lease herein and the laws of the State of New York shall govern. Tenant hereby represents that it is authorized to do business in the State of New York and is subject to the jurisdiction of the courts of the State of New York.

  28.  Tenant's Authority.
       ------------------

       Tenant represents that the execution of this Lease has been authorized by resolution of its Board of Directors.

  29.  Waiver of Counterclaim and Setoff and Consolidation.
       ---------------------------------------------------

       Tenant hereby agrees that in any proceeding brought by Landlord for the recovery of rent, it will not interpose any counterclaim or setoff nor will Tenant seek to consolidate or join for trial any such action or proceeding with any other action or proceeding, but Tenant's rights to pursue such claims in another proceeding shall not be waived and Landlord will not seek to interpose any defense or motion that Tenant's claims may not be pursued because they were not asserted in any such action by Landlord.

  30.  Waiver of Trial by Jury.
       -----------------------

       Landlord and Tenant shall and hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damages) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use and occupancy of the Demised Premises, and any emergency statutory or any other statutory remedy.

  31.  Recordation.
       -----------

       In the event, however, that either party shall require a memorandum of this Lease to be recorded, the other party agrees to execute such a memorandum of Lease in recordable form within five (5) business days of request therefor.

  32.  Surrender of Demised Premises.
       -----------------------------

       Surrender. At the expiration or termination of this Lease, Tenant will redeliver, quietly and peaceably, unto Landlord, the Demised Premises. In the event Tenant shall holdover beyond the expiration or termination of this Lease, Tenant shall pay basic rent, during such period of holding over, equal to one hundred fifty (150%) percent of the basic rent in effect immediately prior thereto, provided, however, that such "holdover rent" shall not be imposed at the higher rate unless Landlord shall have given Tenant ninety (90) days prior written notice of its intention to charge such increase "holdover rent", in addition to all other sums required under this Lease; the payment and acceptance of such rent shall not be deemed a waiver on the part of Landlord. The condition of the Demised Premises at the expiration or termination of this Lease (and upon vacating the Demised Premises) shall be in its condition upon delivery of the Demised Premises subject to permitted alterations and subject to normal wear and tear and natural depreciation. On or before said date, Tenant shall remove all Tenant's personal property from the Demised Premises. At the option of Landlord, all property not so removed shall be deemed to have been abandoned, and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant and without obligation to account therefor. Tenant's obligations under this paragraph 32 shall be deemed to survive the expiration or other termination of this Lease.

  33.  Encumbrances/Easements.
       ----------------------

       The Demised Premises are leased subject to the same estates, interests, liens, charges, encumbrances, mortgages, matters and defects in Landlord's title, if any, and all easements, declarations, agreements, rights of way, utility easements, and covenants and restrictions of record. Landlord warrants that it has no knowledge of the same which would adversely restrict Tenant's occupancy of the Demised Premises for its intended use.

       B. Landlord shall have the right to install pipes and lines and grant easements in areas of the Demised Premises for the installation of utilities and for other necessary purposes, provided that the use of such pipes, lines and easements areas does not interfere materially with the operation of Tenant's business. Tenant shall not be entitled to any compensation or abatement of rent on account of any such easements granted by Landlord.

  34.  Attorney's Fees.
       ---------------

       In the event either party institutes and is successful in:

       A. Summary or other proceedings to recover possession of the Demised Premises; or

       B. A lawsuit to recover basic rent, Additional Rent or other payments due under the Lease; or

       C. A lawsuit to recover damage for the breach of any of the terms of the Lease;

       It is specifically agreed that the prevailing party shall recover from or be paid, in addition to all items which it may be entitled to recover in law or in equity, reasonable attorney's fees actually incurred and the costs and disbursements of said proceeding or otherwise as set forth in A-C above. Said payments shall be due as the Petition and/or Pleadings may make demand for payment of attorney's fees as an amount currently due and owing as of the date of the Petition and/or Pleadings, without the necessity of any prior or further demand therefor or invoice for the same.

       In the event Landlord shall recover possession of the Demised Premises in any summary proceeding or otherwise, Tenant shall remain liable to Landlord under the Lease, and Landlord may seek damages for failure to pay rent under the Lease or failure to abide by the terms and conditions of the Lease in addition to, but not in derogation of, all other remedies available at law, in equity or under this Lease.

  35.  Defaults-Conditional Limitation.
       -------------------------------

       The occurrence of any one or more of the following events shall constitute a default:

       A. If Tenant shall totally desert or completely abandon all or substantially all of the Demised Premises. Tenant shall be under no obligation to continue to occupy the Demised Premises so long as Tenant complies with the provisions of this Lease and provides security to safeguard the unoccupied portion of the Demised Premises.

       B. If Tenant shall default in making payment to Landlord of any basic rent, Additional Rent, default interest or money advanced by Landlord and collectible as Additional Rent as and when the same shall become due and payable, and such default in payment shall continue for a period of ten (10) days; or

       C. It Tenant shall fail to pay any tax, assessment, water rent, rate or charge, sewer rent or other governmental imposition, or any other charge or lien against the Demised Premises which Tenant is required to pay at least ten
  (10) days prior to the expiration of any grace period allowed by law or the governmental authority imposing the same and such default shall continue for a period of ten (10) business days after notice by Landlord; or

       D. If Tenant shall default in complying with any other agreement, term, covenant or condition of this Lease and such default in compliance shall continue for a period of thirty (30) days after notice by Landlord specifying the claimed default and Tenant shall not, in good faith, have commenced within thirty (30) day period, to remedy the default, and thereafter diligently and continuously proceed therewith; or

       E. If this Lease or the estate of Tenant hereunder shall be assigned or subleased contrary to Paragraph 18 hereof; or

       F. If Tenant shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future federal bankruptcy code or under any similar federal or state law, or shall be adjudicated a bankrupt or become insolvent or shall make an assignment for the benefit of its creditors or shall admit in writing its inability to pay its debts generally as they become due; or

       G. If a petition or answer proposing the adjudication of Tenant as a bankrupt or its reorganization under any present or future federal bankruptcy code or any similar federal or state law shall be filed in any court and such petition or answer shall not have been discharged or denied within sixty (60) days after the filing thereof; or

       H. If a receiver, trustee or liquidator of Tenant of all or substantially all of the assets of Tenant or of Tenant's estate or interest in the Demised Premises shall be appointed in any proceeding brought against Tenant and shall not have been discharged within sixty (60) days after such appointment or if at any time Tenant shall consent to or acquiesce in such appointment; or

       I. If the estate or interest of Tenant in the Demised Premises or a part thereof shall be levied upon or attached in any proceeding and such process shall not have been vacated or discharged or security therefor posted within sixty (60) days after such levy or attachment, unless Tenant shall be contesting such levy or attachment in good faith; or

       J. The occurrence of two (2) or more defaults in the payment of basic rent during any Lease year.

  36.  Remedies.
       --------

       A. Curing Defaults. If Tenant defaults in the performance of any covenants or obligations of the Lease to be performed by Tenant the Landlord may, after expiration of any applicable notice period set forth in Paragraph 36 or, if in Landlord's opinion, an emergency exists, perform the same without notice for the account and at the expense of Tenant. If Landlord incurs any expense, including reasonable attorney's fees, in instituting, prosecuting or defending any action or proceeding by reason of any default by Tenant, Tenant shall reimburse Landlord the amount of such expense together with interest thereon at the highest rate permitted by law. Should Tenant, pursuant to this Lease, become obligated to reimburse or otherwise pay Landlord one or more sums of money in addition to the basic rent, the amount thereof shall be deemed Additional Rent and may, at the option of Landlord, be added to any subsequent installment of basic rent due and payable, in which event Landlord shall have the same remedies for default provided for nonpayment of rent. The provisions of this Paragraph shall survive expiration of the term.

       B. Terminating Lease. Upon the occurrence of any events of default as set forth in Paragraph 36 and the expiration of any grace periods, if any, Landlord may serve a written three (3) business day notice of cancellation and termination of this Lease, and upon the expiration of said three (3) business days this Lease and the term shall end and expire as fully and completely as if the date of expiration of such three (3) business day period were the day herein fixed for the end and expiration of the term. Tenant shall then quit and surrender the Demised Premises to Landlord immediately and Landlord may enter into or repossess the Demised Premises either by force, summary proceedings or otherwise.

       C. Rights of Landlord on Termination. In the event the Lease is terminated, all of the right, title and estate and interest of Tenant in and to the Demised Premises and any improvements thereon made by Tenant and any equipment therein installed by Tenant, and in and to all rents, issues and profits thereof, whether then accrued or to accrue, and in and to all insurance policies, shall automatically pass to, vest in and belong to Landlord, without further action on the part of either party and without cost or charge to Landlord, free of any claim thereto by Tenant.

       D. Non-Waiver. No receipt of money by Landlord from Tenant after the termination hereof shall reinstate, continue or extend the term, or affect any notice theretofore given by Landlord, or operate as a waiver of the right of Landlord to enforce the payment of any basic rent and Additional Rent then due or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Demised Premises by proper suit, action, proceeding or other remedy. After the service of notice of termination by Landlord as herein provided and the expiration of the time therein specified or after a final order or judgment for possession of the Demised Premises, Landlord may demand, receive and collect money due, or thereafter falling due, without in any manner affecting such notice, suit, action, proceeding, order or judgment, and any and all such money so collected shall be deemed to by payment on account of the use and occupation of the Demised Premises or, at the election of Landlord, on account of Tenant's liability hereunder.

       E. Damages Upon Termination. In case of any such termination, re-entry or dispossession by summary proceedings or otherwise, the basic rent and Additional Rent and all other charges required to be paid by Tenant hereunder shall thereupon become due and payable up to the time of such termination, re-entry or dispossession, and Tenant shall also pay to Landlord all expenses which Landlord may then or thereafter incur for legal expenses, brokerage commission and all other costs paid or incurred by Landlord for restoring the Demised Premises to good order and condition.

       F. Damages for Future. Landlord shall be entitled to recover of and from Tenant, damages following such termination or re-entry, and continuing until the date originally fixed herein for the expiration of the then current term of the Lease, in an amount equal to the excess of:

                 (1) The sums of the aggregate expenses paid by Landlord during the month immediately preceding such calendar month for (a) legal expenses, brokerage commissions, alterations and/or restoration expenses; plus (b) all such items as, by the terms of this Lease, are required to be paid by Tenant; plus (c) an amount equal to the amount of the installment of basic rent which would have been payable by Tenant hereunder in respect of such calendar month, had this Lease and the term not been so terminated, or had Landlord not so re-entered; over

       The rents and other monies, if any, collected by Landlord in respect of such calendar month pursuant to reletting. Any suit or action brought to collect the amount of the deficiency for any calendar month(s) shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month(s) by a similar proceeding. Landlord, at its option, may make alterations and repairs in the Demised Premises, and the making of such alterations and repairs shall not operate or be construed to release Tenant from liability hereunder. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing herein contained shall be deemed to required Landlord to postpone suit until the date when the term of this Lease would have expired if it has not been terminated under the provisions of this Lease, or under any provision of law, or had Landlord not re-entered into or upon the Demises Premises.

       G. Remedies Cumulative. The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the other herein or by law or in equity provided.

       H. Late Charges. In every case in which Tenant is required by the terms of this Lease to pay to Landlord a sum of money including, without limitation, the payment of basic rent and payment is not made within five (5) days after same becomes due, interest shall be payable on such sum or so much thereof as shall be unpaid from the date it becomes due until it is paid. Such interest shall be at an annual rate which shall be six (6%) percentage points higher than the prime rate in effect at Chase Manhattan Bank, N.A. but, in no event, more than the highest rate of interest which at such time shall be permitted under the laws of the State of New York.

       I. Waiver of Redemption. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, after judgment and issuance of a warrant of any court of competent jurisdiction, by reason of the violation by Tenant of any of the covenants or conditions of this Lease.

       J. Liquidated Damages. Landlord or Tenant may elect as an alternative to the provisions of Paragraph 37 (F) that Tenant shall pay to Landlord, as liquidated damages, an amount equal to the excess of the value, as of such re-entry, repossession or termination, of the basic rent for the balance of the lease term, over the value asof such re-entry, repossession or termination, of the fair rental value on a net lease basis of the Demised Premises for the balance of the lease term (the balance of the lease term being the period from re-entry, repossession or termination, as the case may be, to the date on which the term would have expired in the absence of prior termination). For purposes of determining present value of future payments, the discount factor shall be six (6%) percent per annum; (i.e., what sum at six (6%) percent per annum would produce the future payment when it would be due.)

  37.  Inspection by Landlord Right to Enter.
       -------------------------------------

       Tenant at all times during the term hereof shall permit inspection of the Demised Premises and any and all systems installed therein, during business hours by Landlord, fee owner and mortgagee and their authorized agents or representatives, and by or on behalf of prospective purchasers and/or mortgagees, and, during the six (6) months next preceding the expiration of this Lease, shall permit inspection thereof by or on behalf of prospective tenants. Landlord agrees that is will give Tenant reasonable advance notice of any inspection of the Demised Premises, which notice may be by telephone, and will include the names of the persons to be admitted. Landlord shall indemnify Tenant for any claims, costs or expenses including attorney's fees related to any personal injury or property damaged related in any way to such entry.

  38.  Tenant Improvements/Alterations.
       -------------------------------

       A. Tenant shall not make any structural or non-structural alterations to the Demised Premises without Landlord's prior written consent, which consent shall not be withheld with respect to non-structural changes up to $25,000.00 and may not be unreasonably withheld for any reason whatsoever with respect to structural alterations or non-structural alterations for more than $25,000.00. In the event Landlord shall consent to any alterations to the Demised Premises, any changes in the mechanical, electrical, plumbing, heating, ventilating, air conditioning or structural members of the Demised Premises shall be made at Tenant's sole cost and expense. Landlord agrees that Landlord will not unreasonably withhold or delay approval of contractors.

       B. All permanent improvements and alterations made or installed by or on behalf of Tenant, shall immediately upon completion of the installation thereof be and become the property of the Landlord without payment therefor by Landlord (any repair or replacement thereof shall be the sole responsibility of the Tenant). All personal property and trade fixtures of the Tenant including, inter alia, free-standing air conditioning units and back up generators shall remain the property of the Tenant and Tenant may remove the same during but prior to the expiration or earlier termination of the term hereof and Tenant agrees that after removing the same Tenant shall, at Tenant's sole cost and expense, repair any damage to the Demised Premises caused by such removal.

  39.  Miscellaneous.
       -------------

       A. The parties to this Indenture of Lease further agree that the printed form of Lease refers to a Building within the State of New York and that accordingly whenever in the Lease reference is made to any laws, rules or regulations of the State of New York, such reference shall be deemed to also include and be laws, rules and regulations of the governmental agencies having jurisdiction over the Demised Premises.

       B. All costs, charges and expenses to which Tenant assumes, agrees or is obligated to pay pursuant to this Lease shall be deemed Additional Rent, and in the event of non-payment, Landlord shall have all of the rights and remedies with respect thereto as is herein provided for in the case of non-payment of basic rent.

       C. Notice. All notices requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally with receipt acknowledged, by commercial courier (i.e. Federal Express) against receipt or if deposited in the United States mail sent by certified mail, return receipt requested, properly addressed and postage pre-paid, if to the Landlord or Tenant at its address as hereinabove set forth with a copy of each notice to Landlord to Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, New York 11554, Attention Howard
  M. Stein, Esq. and a copy of each notice to Tenant, to Kaufman & Associates, LLC, 50 Charles Lindbergh Boulevard, Mitchel Field, New York 11553, Attention:
  Neil M. Kaufman, Esq., or at any other address as may be given by either party to the other party by notice in writing pursuant to the provisions of this paragraph.

       D. Headings. The headings used herein are for purposes of convenience only and shall not be used in construing the provisions hereof.

       E. Severability. The provisions of this agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity or enforceability of the other provisions hereof.

       F. Entire Agreement. This document represents the entire agreement between the parties with respect to the subject matter hereof, and to the extent inconsistent therewith, supercedes all other prior agreements, representations and covenants, oral or written. The parties to this Lease do not rely on specific representations not embodied in this document. No course of dealings and no agreements or understandings shall be binding upon the parties hereto unless same shall be memorialized in writing signed by the party against whom enforcement is sought.

       G.   Binding Effect.     The provisions hereof shall be binding upon the
  parties hereto and their respective heirs, personal representatives, permitted successors and permitted assigns.

       H. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. The parties shall re-execute this document upon the request of the other party hereto.

       IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals.


  (Landlord)                               BURTSON REALTY CO., LLC


                                      By:    /s/ Glenn Feldman
                                          ---------------------------------
                                          Glenn Feldman, Managing Member


  (Tenant)                                P.C. WORKSTATION RENTALS, INC.
                                          d/b/a PWR SYSTEMS



                                      By:   /s/ David N. Salav
                                          ---------------------------------
                                          David N. Salav, President

                                  RENT SCHEDULE

YEAR                                MONTHLY               ANNUAL
1   4/1/99 to 3/31/00              $5,000.00           $60,000.00
2   4/1/00 to 3/31/01              $5,175.00           $62,100.00
3   4/1/01 to 3/31/02              $5,356.13           $64,273.56
4   4/1/02 to 3/31/03              $5,543.59           $66,523.13
5   4/1/03 to 3/31/04              $5,737.62           $68,851.44